Exhibit 19(i) under Form N-1A
                         Exhibit 24 under Item 601/Reg. S-K

                             POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and
appoints the Secretary and Assistant Secretary of      FEDERATED STOCK AND
BOND FUND, INC.                                                        and
the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                    TITLE                          DATE



JOHN F. DONAHUE /s/           President          December 9, 1996
John F. Donahue                (Chief Executive Officer)



JOHN W. MCGONIGLE /s/         Treasurer, Executive December 9, 1996
John W. McGonigle             Vice President and Secretary
                              (Principal Financial and
                                  Accounting Officer)



THOMAS G. BIGLEY /s/          Director           December 9, 1996
Thomas G. Bigley



JOHN T. CONROY, JR. /s/       Director           December 9, 1996
John T. Conroy, Jr.



WILLIAM J. COPELAND /s/       Director           December 9, 1996
William J. Copeland



SIGNATURES                    TITLE                          DATE



JAMES E. DOWD /s/             Director           December 9, 1996
James E. Dowd

LAWRENCE D. ELLIS, M.D. /s/   Director           December 9, 1996
Lawrence D. Ellis, M.D.



EDWARD L. FLAHERTY, JR. /s/   Director           December 9, 1996
Edward L. Flaherty, Jr.



PETER E. MADDEN /s/           Director           December 9, 1996
Peter E. Madden



GREGOR F. MEYER /s/           Director           December 9, 1996
Gregor F. Meyer



JOHN E. MURRAY, JR. /s/       Director           December 9, 1996
John E. Murray, Jr.



WESLEY W. POSVAR /s/          Director           December 9, 1996
Wesley W. Posvar



MARJORIE P. SMUTS /s/         Director           December 9, 1996
Marjorie P. Smuts




Sworn to and subscribed before me this 9th day of December, 1996




MARIE M. HAMM /s/
Marie M. Hamm, Notary Public